EXHIBIT 10.1

                             Payment of this Bridge Note is subject to the terms
                                 of the Subordination Agreement between Investor
                             and GE, and is subordinate to the payment of all of
                                          the obligations owed by Company to GE.



                                 THE 3DO COMPANY

                               SECURED BRIDGE NOTE


$3,000,000                                                       October 1, 2002
                                                        Redwood City, California

         FOR VALUE RECEIVED The 3DO Company, a California corporation ("Company") promises to pay to William M. Hawkins, III ("Investor"), or its registered assigns, the principal sum of Three Million Dollars ($3,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Bridge Note on the unpaid principal balance at a rate equal to nine and one-half percent (9 1/2%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of
(i) March 31, 2003, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof. In addition, this Bridge Note shall be subject to prepayment as set forth below. Company will make all payments due under this Bridge Note in immediately available United States dollars, by 11:00 A.M. (California time) on the date such payment is due in the manner and at the address for such purpose specified by Investor from time to time in writing.

         The following is a statement of the rights of Investor and the conditions to which this Bridge Note is subject, and to which Investor, by the acceptance of this Bridge Note, and Company agree:

         1. Definitions. As used in this Bridge Note, the following capitalized terms have the following meanings:

                  (a) "Business Day" means any day other than a Saturday, Sunday or public holiday under the laws of California.

                  (b) "Change of Control" means a merger, stock transfer or issuance of voting securities, in one or more related transactions, which results in Company's or Parent's, as applicable, stockholders before the transaction(s) owning voting securities after the transactions(s) representing the right to elect less than half of the directors of Company or Parent, as applicable, (in a reverse merger, stock transfer or issuance of voting securities) or successor entity (in a forward merger or the sale of all or substantially all of Company's or Parent's assets, in one or more transactions).
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                  (c) "Event of Default" is defined in Section 6.

                  (d) "GE" means GE Capital Commercial Services, Inc.

                  (e) "GE Facility" means the Loan and Security Agreement, dated as of June 27, 2002, between GE, as Lender, and Company, as Borrower, and any related agreements entered into by GE and Company.

                  (f) "Lien" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

                  (g) "Material Adverse Effect" means a material adverse effect on (a) the business, prospects, assets, operations or financial condition of Company or Parent; (b) the ability of Company to pay or perform the Obligations in accordance with the terms of this Bridge Note and the Security Agreement; or
(c) the rights and remedies of Investor under this Bridge Note, the other Transaction Documents or any related document, instrument or agreement.

                  (h) "Obligations" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Bridge Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder. The term Obligations includes all such amounts, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 USC Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

                  (i) "Parent" means The 3DO Company, a Delaware corporation.

                  (j) "Person" means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or governmental authority.

                  (k) "Preferred Stock" means Parent's Series A Convertible Preferred Stock, par value $0.01, as described in the Parent's Certificate of Designations filed with the Secretary of State of Delaware as of December 10, 2001 ("Parent's Certificate of Designations").

                  (l) "Security Agreement" means the Security Agreement dated as of the date of this Bridge Note from Company in favor of Investor.

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

                  (m) "Transaction Documents" means this Bridge Note, the Security Agreement and each UCC financing statement or notice of security interest filed in connection with the Security Agreement.

         All capitalized terms not otherwise defined herein shall have the respective meanings given in the Security Agreement.

         2. Interest. Accrued interest on this Bridge Note shall be payable ten days after the last day of each calendar quarter until the outstanding principal amount hereof shall be paid in full, with the first such payment due ten days after December 31, 2002. Interest shall be payable in cash.

         3. Prepayment.

                  (a) Optional Prepayment. Upon five (5) days prior written notice to Investor, Company may prepay this Bridge Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Bridge Note, second to interest accrued on this Bridge Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Bridge Note.

                  (b) Mandatory Prepayment.

                           (i) Equity Financing. If Parent hereafter receives at
least three million dollars ($3,000,000) of total Net Proceeds (defined below) from equity or convertible or subordinated debt financings, then Company must prepay this Bridge Note in an amount equal to any Net Proceeds in excess of three million dollars ($3,000,000) received by Parent from any equity or convertible or subordinated debt financing. Such prepayment shall be made no later than the second (2nd) Business Day following the closing of any such transaction. Any such prepayment will be applied first to the payment of expenses due under this Bridge Note, second to interest accrued on this Bridge Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of any outstanding principal under this Bridge Note. "Net Proceeds" means, with respect to any Parent equity or convertible or subordinated debt financing, the total proceeds of such financing less any related underwriting discounts or commissions and any related broker, placement agent or finder's fees, in each case paid by Parent.

                           (ii)  Change of  Control.  Company  must  prepay this
Bridge Note in whole, including all expenses and accrued interest, concurrently with the closing of any transaction that constitutes a Change of Control.

         4. Representations and Warranties of Company. Company represents and warrants to Investor as of the date hereof that:

                  (a) Due Incorporation, Qualification, etc. Each of Company and Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good

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

standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

                  (b) Authority. The execution, delivery and performance by Company of each Transaction Document to be executed by Company and the consummation of the transactions contemplated thereby (i) are within the power of Company; and (ii) have been duly authorized by all necessary actions on the part of Company and Parent.

                  (c) Enforceability. Each Transaction Document executed, or to be executed, by Company has been, or will be, duly executed and delivered by Company and constitutes, or will constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) Non-Contravention. The execution and delivery by Company of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or Certificate of Incorporation, as applicable, or Bylaws of Company or Parent or any material judgment, order, writ, decree, statute, rule or regulation applicable to Company or Parent; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which Company or Parent is a party or by which it is bound; or
(iii) result in the creation or imposition of any Lien upon any property, asset or revenue of Company or Parent (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Company or Parent, its business or operations, or any of its assets or properties.

                  (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Company and the performance and consummation of the transactions contemplated thereby, except such consents, approvals, orders, authorizations, registrations, declarations or filings that are so required and which have been obtained and are in full force and effect.

                  (f) No Violation or Default. Neither Company nor Parent is in violation of or in default with respect to (i) its Articles of Incorporation or Certificate of Incorporation, as applicable or Bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Company or Parent; (ii) any material mortgage, indenture, agreement, instrument or contract to which Company or Parent is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

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

                  (g)  Litigation.  Except as set forth in Item 4(g) of Schedule
I, no actions (including derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Company, threatened against Company or Parent at law or in equity in any court or before any other governmental authority which (i) if adversely determined could reasonably be expected to (alone or in the aggregate) have a Material Adverse Effect; or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Company of the Transaction Documents or any of the transactions contemplated thereby.

                  (h) Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to Investors by or on behalf of Company or Parent in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. Certain Covenants.

                  (a) Use of Proceeds. Company will use the proceeds from the sale of the Note for general corporate purposes and working capital.

                  (b) Financial Information. Company agrees to send the following to Investor: (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within two (2) Business Days after the filing thereof with the SEC, a copy of Parent's Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act of 1933, as amended; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by Company or Parent; and (iii) copies of any notices and other information made available or given to the stockholders of Parent generally, contemporaneously with the making available or giving thereof to the stockholders.

                  (c) Notice of Defaults. Promptly upon the occurrence thereof, Company shall provide written notice of the occurrence of any Event of Default hereunder.

         6. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Bridge Note and the other Transaction Documents:

                  (a) Failure to Pay. Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder; or (ii) any other payment required under the terms of this Bridge Note or any other Transaction Document on the date due and such payment shall not have been made within five
(5) days of Company's receipt of Investor's written notice to Company of such failure to pay; or

                  (b) Breaches of Covenants. Company or Parent shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Bridge Note or the other Transaction Documents (other than those specified in Section 6(a)) and (i) such failure shall


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continue  for fifteen (15) days,  or (ii) if such failure is not curable  within such fifteen (15) day period,  but is  reasonably  capable of cure within thirty
(30) days, either (A) such failure shall continue for thirty (30) days or (B) Company shall not have commenced a cure in a manner reasonably satisfactory to Investor within the initial fifteen (15) day period; or

                  (c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Company or Parent to Investor in writing in connection with this Bridge Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Bridge Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

                  (d) Other Payment Obligations. Either (i) a "Triggering Event" (as defined in the Parent's Certificate of Designations) shall have occurred with respect to the Preferred Stock; (ii) Parent shall have failed to pay a dividend in a proper and timely manner to the holders of the Preferred Stock; or
(iii) Company shall (A) fail to make any payment when due under the terms of the GE Facility and such failure shall continue beyond any period of grace provided with respect thereto (and such failure is not waived by the appropriate parties or subsequently cured by Company prior to acceleration of this Bridge Note), or
(B) default in the observance or performance of any other agreement, term or condition contained in the GE Facility, and the effect of such failure or default is to cause, or permit the creditor thereof to cause, the obligations of Company with respect thereto to become due prior to their stated date of maturity thereto (and such default is not waived by the appropriate parties or subsequently cured by Company prior to acceleration of this Bridge Note); or

                  (e) Voluntary Bankruptcy or Insolvency Proceedings. Company or Parent shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or Parent or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or Parent or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

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

                  (g) Judgments. A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) (exclusive of amounts covered by insurance) shall be rendered against Company or Parent and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Company or Parent and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

                  (h) Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by Company not to be, a legal, valid and binding obligation of Company enforceable in accordance with its terms or if the Liens of Investor on the Collateral pursuant to the Security Agreement shall cease to be or shall not be valid, perfected, first priority (subject to Permitted Liens) Liens or Company shall assert that such Liens are not valid and perfected, first priority (subject to Permitted Liens) Liens on the Collateral; or

                  (i) Nasdaq Listing. Parent's common stock is suspended from trading or no longer listed on the Nasdaq National Market.

         7. Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Section 6(e) or 6(f)) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 6(e) or 6(f), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction
Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to him by law, either by suit in equity or by action at law, or both.

         8. Successors and Assigns. The rights and obligations of Company and Investor under this Bridge Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties; provided that Company may not assign or transfer any of its rights or obligations under any Transaction Document without the prior written consent of Investor. Investor may at any time sell, assign, grant participations in, or otherwise transfer to any other Person all or part of the obligations of Company under this Bridge Note and the other Transaction Documents. All references in this Bridge Note to any Person shall be deemed to include all permitted successors and assigns of such Person. Transfers of this Bridge Note shall be registered upon registration books maintained for such purpose by or on behalf of Company.

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

         9. Waiver and Amendment. This Bridge Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Investor. Each waiver or consent under any provision hereof shall be effective only in the specific instance and purpose for which given.

         10. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Investor under this Bridge Note shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

         Investor:
         --------
                                    William M. Hawkins, III
                                    c/o THE 3DO COMPANY
                                    200 Cardinal Way
                                    Redwood City, California 94063
                                    Telephone: (650) 385-3000
                                    Facsimile: (650) 385-3183

         Company:
         -------

                                    THE 3DO COMPANY
                                    200 Cardinal Way
                                    Redwood City, California 94063
                                    Attn: James Alan Cook
                                    Telephone:  (650) 385-3000
                                    Facsimile: (650) 385-3183

         11. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). If any interest is paid on this Bridge Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Bridge Note.

         12. Governing Law; Jurisdiction. This Bridge Note and all actions arising out of or in connection with this Bridge Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions of the State of California, or of any other state. Any action or proceeding relating in any way to this Bridge Note or the other Transaction Documents may be brought and enforced in the courts of the State of California or of the United States for the Northern District of California. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified


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or registered  mail,  or any  substantially  similar form of mail,  addressed to
Company or Investor as provided for notices hereunder.

         13. Indemnity.

                  (a) Indemnity. In consideration of Investor's purchase of this Bridge Note and in addition to all of Company's other obligations under the Transaction Documents, Company shall defend, protect, indemnify and hold harmless Investor and all of its stockholders, officers, directors, employees and direct or indirect investors and any of Investors' agents or other representatives (including those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Transaction Documents, including any use by Company of any proceeds from the sale of this Bridge Note, except to the extent such liability arises from the gross negligence or willful misconduct of the Indemnitees. To the extent that the foregoing undertaking by Company may be unenforceable for any reason, Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  (b) Process. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Investor believes is covered by this indemnity (a "Claim"), Investor shall give Company notice of the matter and an opportunity to defend it, at Company's sole cost and expense, with legal counsel satisfactory to Investor. However, the Indemnitees may retain their own counsel with the fees and expenses of not more than one counsel for the Indemnitees to be paid by Company, if, in the reasonable opinion of counsel retained by Company, the representation by such counsel of the Indemnitees and Company would be inappropriate due to actual or potential differing interests between such Indemnitees and any other party represented by such counsel. The Indemnitees shall, at Company's expense, cooperate fully with Company in connection with any negotiation or defense of any Claim by Company. Company shall keep the Indemnitees fully apprized as to the status of the defense or any settlement negotiations with respect thereto. Company shall not be liable for any settlement of any Claim effected without its prior written consent, provided, however, that Company shall not unreasonably withhold, delay or condition its consent. Company shall not, without the prior written consent of the Indemnitees, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitees of a release from all liability in respect to such Claim. Any failure or delay of Investor to notify Company of any Claim shall not relieve Company of its obligations under this Section, but shall reduce such obligations to the extent of any increase in those obligations caused solely by an unreasonable failure or delay. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The


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

indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of an Indemnitee has against Company or others, and (ii) any liabilities Company may be subject to pursuant to the law. The obligations of the parties under this Section shall survive the payment and performance of the Obligations.

         14. No Third Party Rights. Nothing expressed in or to be implied from this Bridge Note is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Bridge Note or under or by virtue of any provision herein.

         15. Expenses. Company shall pay on demand, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Investor in connection with the preparation, execution and delivery of, and the exercise of its rights and duties under, this Bridge Note and the other Transaction Documents, and the preparation of amendments and waivers hereunder and thereunder; and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Investor in the enforcement or attempt to enforce any of the Obligations which is not performed as and when required by this Bridge Note or the other Transaction Documents.

         16. Cumulative Rights, etc. The rights, powers and remedies of Investor under this Bridge Note shall be in addition to all rights, powers and remedies given to Investor by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Investor's rights hereunder.

         17. Payments Free of Taxes, Etc. All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Bridge Note.

         18.  Partial  Invalidity.  If at any time any  provision of this Bridge
Note is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Bridge Note nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         19. Interpretive Provisions. References in this Bridge Note Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto,
(b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Bridge Note or any other Transaction Document refer to this Bridge Note or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Bridge Note or such other Transaction Document, as the case may be. References in this Bridge Note to "Sections" or "Schedules" are to sections or schedules herein or hereto unless otherwise indicated. The words "include" and "including" and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive. The word "or" when used in this Bridge Note shall mean either as well as both. Headings in this Bridge Note are for convenience of reference only and are not part of the substance hereof. All terms defined in this Bridge Note in the singular form shall have comparable meanings when used in the plural form and vice versa.

         20. Construction. Each of this Bridge Note and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Investor and their respective counsel. Accordingly, this Bridge Note and the other Transaction Documents shall be deemed to be the product of Company and Investor, and no ambiguity shall be construed in favor of or against Company or Investor.

         IN WITNESS WHEREOF, Company has caused this Bridge Note to be issued as of the date first written above.

                                      THE 3DO COMPANY
                                      a California corporation


                                      By: /s/ Richard A. Gelhaus
                                          --------------------------------------
                                               Richard A. Gelhaus
                                      Title: Chief Financial Officer
                                             -----------------------------------


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